Exhibit 10.35

FURTHER STRATEGIC COOPERATION AGREEMENT

This Further Strategic Cooperation Agreement (this “Agreement”), dated June 2011, is made in Beijing by and between:

Party A:  Beijing Yisheng Leju Information Services Co., Ltd. (“Leju”)

Legal representative:  ZHU Xusheng

Address:  806-810, Ideal International Plaza, 58 Beisihuan Xilu, Haidian District, Beijing

Contact:  WU Yuzhao

E-mail:   ***

And

Party B:   Beijing Baidu Netcom Science and Technology Co., Ltd. (“Baidu”)

Legal representative:  LIANG Zhixiang

Address:  Shouchuang Kongjian, Building 12, Zhongguancun Software Park, 8 Dongbeiwangxi Street, Haidian District, Beijing

Contact:  YANG Le

E-mail:   ***

(Party A and Party B individually a “Party”, collectively the “Parties”)

WHEREAS:

1                 China Real Estate Information Corporation (“CRIC”) is an enterprise listed on the U.S. NASDAQ Stock Market with stock code of CRIC.  CRIC is a China-based leading online and offline real estate information and consulting services providers.  Beijing Yisheng Leju Information Services Co., Ltd. is a provider of Internet related services and subsidiary of CRIC.

2                 Baidu (“Baidu”) is an enterprise listed on the U.S. NASDAQ Stock Market with stock code of BIDU.  The website operated by Baidu, www.baidu.com, is a China-based leading Chinese website and Chinese search engine.  Beijing Baidu Netcom Science and Technology Co., Ltd. is a provider of Internet related services and subsidiary of Baidu.

3                 CRIC, through its subsidiary which is Party A, and Baidu have entered into a Strategic Cooperation Framework Agreement dated March 15, 2010 (the “Baidu Phase I Cooperation”), whereby the Parties have made cooperation regarding a number of Baidu products, including search ranking, Hao123, display platforms, Baidu Baike, Baidu Zhidao, Baidu Map, and open search platform of Baidu.  The Strategic Cooperation Agreement has expired on March 14, 2011 except the cooperation regarding Baidu Map.  The Parties, through negotiations, have extended the term of the Strategic Cooperation Agreement until March 31, 2011.  The term of the map cooperation agreement, which originally is from July 8, 2010 to July 7, 2013, will be amended pursuant to the amendment thereto.

4                 CRIC, through its subsidiary which is Party A, and Baidu have entered into an Internet Channel Cooperation Agreement with Agreement Number 181015BD0120 (the “Baidu Phase II Cooperation”), whereby CRIC will build up and operate Baidu real estate and home furnishing channel on exclusive basis.  This Internet Channel Cooperation Agreement has a term of four years commencing on August 5, 2010 and ending on August 4, 2014.  CRIC has made a formal launch of Baidu Leju New

Real Estate Channel on August 5, 2010 and Baidu Leju Second-hand Real Estate Channel and Baidu Leju Rental Channel on August 28, 2010.  Other channels will be launched according to the Internet Channel Cooperation Agreement.

5                 CRIC and Baidu agree to further their strategic cooperation based on Baidu Phase I Cooperation and Baidu Phase II Cooperation, make joint efforts to develop online real estate marketing services.  Each of the Parties will, through Party A, Beijing Yisheng Leju Information Services Co., Ltd., and Party B, Beijing Baidu Netcom Science and Technology Co., Ltd., enter into this Further Strategic Cooperation Framework Agreement.

NOW, THEREFORE, the Parties agree as follows through negotiations:

1.                                      COOPERATION GENERALLY

1.1          The Parties will expand scope of cooperation based on Baidu Phase I Cooperation and Baidu Phase II Cooperation.  Baidu will make joint efforts with CRIC as its exclusive strategic partner in real estate industry to develop online real estate search marketing services.

1.2          During the term of cooperation of this Agreement, the Parties agree to make comprehensive cooperation as follows:

1.2.1       The Parties will continue performing the Baidu Phase II Cooperation Agreement and promote the growth of Baidu Leju;

1.2.2       The Parties will further their cooperation regarding Baidu advertising products display (“Baidu Advertising Products Cooperation”), including without limitation Baidu brands display platform, key words search, and Baidu affiliated advertising.

(a)           Regarding Baidu Brands Display Platform, Party A will operate on exclusive agency Baidu Brands Display Platform in the real estate industry (excluding real estate websites).

(b)           Regarding any Baidu advertising products other than Baidu Brands Display Platform (“Other Baidu Advertising Products”), Party A will conduct as advertising agent Baidu advertising products other than on Baidu brands display platform in the real estate industry (excluding real estate websites)

1.3          The term of the cooperation contemplated hereunder is three years commencing on August 5, 2011.

1.4          The total amount for the first-year operation contemplated under this Agreement is RMB130 million (including RMB80 million provided under Section 2.5 and RMB50 million provided under Section 3.3).

1.5          This Agreement will be effective as of the date of execution by the Parties.  Upon expiry of the term of the cooperation, Party A will have priority in renewing this Agreement under similar conditions.  the Parties will negotiate and enter into renewed cooperation agreement no less than one month before expiry of this Agreement if they continue the cooperation.

2.                                      BAIDU ADVERTISING PRODUCTS COOPERATION

2.1          Clients in real estate industry: The clients in the real estate industry acknowledged by the Parties include: for new real estate project, the project development company or its group company, the sale agency company or advertising and marketing agency company; for used and existing real estate projects, its project development company or its group company, the sale agency company or advertising and marketing agency company, real estate management company, and real estate agency company.

2.2          Baidu brands display platform:

2.2.1       Unless otherwise provided under Section 2.2.2, Party B will grant Party A the sole and exclusive sale license in the real estate industry so that Party A will operate on exclusive agency Baidu brands display platform in the real estate industry (excluding real estate website) on .

(a)                                 Party A has sole discretion on pricing the products of Baidu brands display platform, and may market the products in a way appropriate for market development.

(b)                                 The brand display platform includes the platform to display corporate brands and leadership images of real estate developers, brands of new, used and existing real estate projects.  Any other real estate display platform is subject to agreement of the Parties.

(c)                                  Considering most real estate clients have no website or established website of its own and subject to authorization from the client, Baidu brands display platform could be linked to the webpage on Baidu Leju displaying the real estate project of such client which will include, in case of new real estate project, the project development company or its group company, the sale agency company or advertising and marketing agency company; and in case of used and existing real estate projects, its project development company or its group company, the sale agency company or advertising and marketing agency company, real estate management company, and real estate agency company.

(d)                                 Subject to compliance with Baidu’s review standards regarding brands display platform, Party B will make best efforts to assist Party A onto the brands display platform.

(e)                                  The template of brands display platform in the real estate industry will be under separate agreement in the brands display platform cooperation agreement.

2.2.2       The platform to display corporate brands and leadership images of the used real estate brokerages (for avoidance of any doubt, such platform is without real estate information) will not be included in the scope of Party A’s exclusive agency and will be priced according to Baidu’s pricing rules.  The Parties agree that such brands display platform will be linked only to its own official website of the relevant used real estate brokerage.

The Parties will enter into a Baidu Brands Display Platform Cooperation Agreement in the form of a supplement hereto, setting forth the details regarding the cooperation provided under Section 2.  Such supplement will be an integral part of and have the same effect with this Agreement.

2.3          Other Baidu Advertising Products: Party B will grant to Party A the sale agent license for clients in the real estate industry.

2.3.1       Party A will sell and market Other Baidu Advertising Products permitted by Baidu.  Other Baidu Advertising Products may not be sold or marketed by way of gift or discount in order to protect the product market strategy of Party B.

2.3.2       The Parties will enter into a Baidu advertising agency agreement setting forth the details of such sale and marketing in the form of a supplement hereto.  Such  supplement will be an integral part of and have the same effect with this Agreement.

2.4          Party B warrants that as of the date hereof and during the term of this Agreement, unless otherwise provided herein, it will not conduct any operation regarding any other real estate client or license any third party to conduct such operation in Baidu brands display platform products.

2.5          During the term of the cooperation, Party A will operate on exclusive agency the brands display platform for real estate industry and provide fixed proportional income to Party B.  The amount of the fixed proportional income is as follows:

Business income confirmed by the financial department	fixed proportion for Party B (RMB10,000)
First Year (August 5, 2011 to August 4, 2012)	8,000
Second Year (August 5, 2012 to August 4, 2013)	10,000
Third Year (August 5, 2013 to August 4, 2014)	12,000

2.6                               It is agreed that the proportional income will consist of the following two parts:

2.6.1       The RMB40 million channel use fee for each of the three years under the Baidu Phase II Cooperation Agreement.

2.6.2       Fixed fee for operation of Baidu brands display platform on exclusive agency, which is RMB40 million for the first year, RMB60 million for the second year, and RMB80 million for the third year.

2.7                               The fixed proportional fee will be payable as follows:

2.7.1       The RMB40 million channel use fee under the Baidu Phase II Cooperation Agreement will be paid by Party A pursuant to its terms.

2.7.2       The fixed fee for operation of Baidu brands display platform on exclusive agency will be paid by Party A twice a year pursuant to the side agreement hereof.

2.7.3       If the fixed proportion fee is paid by Party A on behalf of any of its affiliates provided under Section 6.1, a document evidencing such arrangement affixed with the seals of Party A and such affiliate will be provided for invoicing purpose and as an attachment hereto.  Baidu will not be liable for any tax or legal risk arising from the invoicing.

2.8          Baidu will continue to perform any advertising sales contract between Party B and any real estate client which has not been completely performed by the date hereof.

2.9          Party B warrants that Party A will not be liable for any costs, expenses, damages, losses, indemnities, taxes, levies, actions or claims regarding any client prior to the date hereof.

2.10        Considering the recognition of the achievement during Phase I Cooperation and Phase II Cooperation by the Parties, the Parties decide to further the existing strategic cooperation for joint development of online real estate marketing services. Party B will grant to Party A sales license, marketing and promotional support, including without limitation joint press release, joint promotional activities, participation of marketing and promotional activities by Baidu senior management.

3.                                      BAIDU PROMOTIONAL RESOURCES AND PRODUCT COOPERATION BY BAIDU

3.1          The Parties will conduct further cooperation regarding Baidu promotional resources and products.  Party A will enter into agreement with Party B every year, setting forth the amount of promotional resources, the product cooperation and its amount.  Such agreement will be automatically renewable for another year during the term of this Agreement unless with any proposed amendment from any Party.  The amount from Party A for promotional resources and products during each of the last two years will be no less than the amount for the first year provided the rights of Party A for each of the last two years are no inferior to its rights during the first year.

3.2          Party A and Party B will enter into a promotional resources and products cooperation agreement for 2011 (the “2011 Framework Cooperation Agreement”), which will be integral side agreement hereto.

3.3          It is agreed that the total amount of the 2011 Framework Cooperation Agreement will be RMB50 million, consisting of:

3.3.1       The RMB10 million promotional fee under Baidu Phase II Cooperation Agreement.

3.3.2       New promotional resources fee, the amount of which will be provided under the 2011 Framework Cooperation Agreement.

3.3.3       Product cooperation fee, the amount of which will be provided under the 2011 Framework Cooperation Agreement.

3.4                               Promotional resources cooperation:

3.4.1       Regarding the promotional resources fee provided under the 2011 Framework Cooperation Agreement, including RMB10 million promotional fee and new promotional resources fee for Baidu Phase II, Baidu will provide framework policies corresponding to the cooperation amount in the framework agreement.

3.4.2       The promotional resources in the 2011 Framework Cooperation Agreement could be applied by CRIC in connection with online promotion of all websites under all of its business lines operated by any of its affiliates, the linkage of which includes without limitation Baidu Leju websites, Sina Leju websites, Fangyou online websites, commercial real estate websites, tourism real estate websites, home furnishing websites, real estate websites, Zhongfang websites, CRIC websites, and official websites of CRIC and Yiju.

3.4.3       Baidu agrees that the promotional resources amount paid by CRIC in Baidu between April 1, 2011 and the date hereof will be refundable at the percentage provided under the 2011 Framework Cooperation Agreement.

3.5                               Product cooperation:

3.5.1       The Parties confirm to continue the product cooperation contemplated under the Baidu Phase I Cooperation Agreement and enter into related cooperation agreement as an integral side agreement of the 2011 Framework Cooperation Agreement which will be effective in conjunction with the 2011 Framework Cooperation Agreement. The related product cooperation agreements are as follows:

(a)                                 Baidu Open Search Platform Cooperation Agreement

(b)                                 Baidu Baike Authority Cooperation Agreement

(c)                                  Jointly Constructed Baidu Zhidao Cooperation Agreement

3.5.2       The map cooperation agreement in the Baidu Phase I Cooperation Agreement is terminated, a new agreement will be made and the amount thereof will be included in the 2011 Framework Cooperation Agreement.

3.5.3       The Parties will conduct further cooperation in the following products, the details of which will be provided under an agreement.  Such agreement will be an integral side agreement to the 2011 Framework Cooperation Agreement and effective in conjunction with the 2011 Framework Cooperation Agreement.

(a)                                 Baidu Search Chart Cooperation Agreement

(b)                                 Baidu Tieba Cooperation Agreement

4.                                      BAIDU PHASE II AGREEMENT AMENDMENT

4.1          Considering the Parties have entered into a Baidu Phase II Agreement which has a term of fours commencing on August 5, 2010.  The Parties agree to make amendment to Baidu Phase II Agreement as follows pursuant to the terms hereof.

4.1.1                     Its parties will be amended to the Parties hereof.

4.1.2       The RMB 10 million promotional resources fee under Baidu Phase II Cooperation Agreement will be included in the 2011 Promotional Resources and Product Cooperation Framework Agreement (the “2011 Framework Cooperation Agreement”) and under the corresponding framework policies.

4.1.3       The amendments will be made by the Parties in written agreement supplemental to Baidu Phase II Agreement.

5.                                      BREACH LIABILITY

5.1          If any Party is material breach of this Agreement and fails to correct such breach within 30 days upon receipt of written notice from the non-breaching Party, the non-breaching Party may terminate this Agreement with a notice to the breaching Party in writing.  This Agreement will terminate upon receipt of such notice by the breaching Party, provided that the confidentiality terms hereunder will survive termination of this Agreement, and any Party in breach of the confidentiality terms will be liable for all losses incurred by the other Party due to such breach.

5.2          Party B agrees to be liable for damages arising from its single termination of this Agreement without fault of Party A.  The damages will be ten times fixed proportional fee paid by Party A to Party B for the previous cooperation year.

5.3          Party A agrees to be liable for damages arising from its single termination of this Agreement without fault of Party B.  The damages will be ten times fixed proportional fee paid by Party A to Party B for the previous cooperation year.

6.                                      PARTIES, REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1          Party A will receive power of attorney from all subsidiaries and affiliates of CRIC, authorizing Party A to, on behalf of such subsidiaries and affiliates, enter into this Agreement and make any amendment thereto during the term of this Agreement without further agreement of such subsidiaries and affiliates. Upon execution of this Agreement, the subsidiaries and affiliates of CRIC participating in the cooperation contemplated hereunder are:

6.1.1                     Beijing Yisheng Leju Advertising Co., Ltd.

6.1.2                     Shanghai Xiangju Information Technology Development Co., Ltd.

6.1.3                     Tianjin Yisheng Leju Advertising Co., Ltd.

6.1.4                     Chongqing Ruiju Advertising Co., Ltd.

6.1.5                     Suzhou Yisheng Leju Network Information Co., Ltd.

6.1.6                     Shanghai Lerong Information Technology Co., Ltd.

6.1.7                     Guangzhou Leyiju Information Technology Co., Ltd.

6.1.8                     Hangzhou Yisheng Leju Advertising Co., Ltd.

6.1.9                     Nanjing Xinsidi Advertising Co., Ltd.

6.1.10              Wuhan Yisheng Leju Advertising Co., Ltd.

6.1.11              Shenzhen Xinle Wuxian Information Consulting Co., Ltd.

6.1.12              Chengdu Yisheng Leju Advertising Co., Ltd.

6.1.13              Shenyang Yisheng Ruiju Media Co., Ltd.

6.1.14              Beijing Zhongfang Yanxie Information Services Co., Ltd.

6.1.15              Beijing Zhongfang Yanxie Technology Services Co., Ltd.

6.1.16              Beijing Letian Times Advertising Co., Ltd.

6.1.17              Hainan Leju Tourism Real Estate Information Services Co., Ltd.

6.1.18              Beijing Yisheng Leju Network Technology Co., Ltd.

6.1.19              Changsha Yisheng Leju Advertising Co., Ltd.

6.1.20              Dalian Yisheng Leju Advertising Co., Ltd.

6.1.21              Wuxi Yisheng Leju Network Information Technology Co., Ltd.

6.1.22              Hainan Zhongfang Information Technology Co., Ltd.

6.1.23              Shenzhen Fangyou Software Technology Co., Ltd.

6.1.24              Guangzhou Jicheng Residential Property Complements Co., Ltd.

6.1.25              Guangzhou Fangshang Software Technology Co., Ltd.

6.1.26              Shanghai CRIC Information Technology Co., Ltd.

6.1.27              Shanghai Dehu Public Relation Consulting Co., Ltd.

6.2          During the term of this Agreement, if any subsidiary or affiliate of CRIC other than those listed above participates in the cooperation, Party will upon receipt of power of attorney from such subsidiary or affiliate enter into a supplemental agreement with Party B on behalf of such subsidiary or affiliate and include such subsidiary or affiliate in the list under Section 6.1, without confirmation or affixture of seal by such subsidiary or affiliate hereunto.

6.3          Each of the Parties hereby represents, warrants and covenants that:

6.3.1       It has full powers to conduct the cooperation provided under this Agreement, is capable to execute and perform this Agreement and any agreement relating hereto which, once executed, will have binding effect upon it.

6.3.2       Execution and performance of this Agreement will not violate or breach any applicable PRC laws or any agreement to which it is a party or bound by.

6.3.3       Any matter not provided under this Agreement will be dealt with by all Parties in accordance with PRC laws and relevant policies.

6.3.4       Without prior consent of the other Party, neither Party may conduct the cooperation contemplated hereunder with any third party.

6.3.5       It is acknowledged by each of the Parties that during the term of cooperation, none of its affiliates, officers or employees may not, expressly or implicitly, criticize, disparage or defame any affiliate, officer or employee of the other Party, failure of which will be material breach of this Agreement and the non-breaching Party may terminate this Agreement and hold the breaching Party liable for damages of RMB100,000.

6.3.6       The Parties will make joint announcement after this Agreement becomes effective.  The announcement will include recognition of Phase I and Phase II cooperation results, and mutual acknowledgement of strategic partnership.  During the term of the cooperation, the Parties will make joint press release activity regarding the cooperation every year, which will be attended by senior management of each of the Parties.

7.                                      COOPERATION TERM AND EFFECTIVENESS

7.1          The term of the cooperation will be three years commencing on August 5, 2011 and ending on August 4, 2014.

7.2          This Agreement will be effective upon signature and affixture of its seal by each of the Parties.

7.3          Upon execution of this Agreement, the Parties will complete execution of the side agreements hereof by August 4, 2011.  The side agreements of this Agreement include:

7.3.1                     Side Agreement I:                Baidu Brands Display Platform Cooperation Agreement

7.3.2                     Side Agreement II:              Baidu Advertising (excluding Baidu Brands Display Platform) Sales Agency Agreement

7.3.3                     Side Agreement III:            2011 Promotional Resources and Product Cooperation Framework Agreement

(a)                                 Side Agreement III-1:         Baidu Network Advertising Release Agreement (search ranking)

(b)                                 Side Agreement III-2:         Baidu Open Search Platform Cooperation Agreement

(c)                                  Side Agreement III-3:         Baidu Baike Cooperation Agreement

(d)                                 Side Agreement III-4:         Baidu Zhidao Cooperation Agreement

(e)                                  Side Agreement III-5:         Baidu Search Chart Cooperation Agreement

(f)                                   Side Agreement III-6:         Baidu Map Amendment Cooperation Agreement

(g)                                  Side Agreement III-7:         Baidu Tieba Cooperation Agreement

Each of the side agreements under this Framework Agreement is subject to change according to product cooperation status.

8.                                      CONFIDENTIALITY

8.1          Unless otherwise provided or required under PRC laws, regulations, listing and disclosure requirements of exchanges, or relevant articles of association, without prior written consent of the other Party, none of the Parties may disclose any provision of this Agreement to any third party before or after consummation of the transaction contemplated hereunder.

9.                                      GOVERNING LAW AND DISPUTE RESOLUTION

9.1          The execution, validity, construction, performance of this Agreement and resolution of any dispute arising from this Agreement will be governed by applicable PRC laws and regulations.  Any dispute will be negotiated by the Parties in good faith and, if the negotiations fail, submitted to the jurisdiction of Beijing Haidian District People’s Court.

9.2          If any of the provisions under this Agreement is held invalid under any applicable laws, such invalidity will not affect the effect and performance of the remainder of this Agreement.

10.                               TAXES

It is agreed that each of the Parties will pay its taxes or expenses incurred in performing this Agreement pursuant to applicable laws and regulations.

11.                               FORCE MAJEURE

11.1        Force Majeure Event means any event uncontrollable, unforeseeable and, if foreseeable, unavoidable by any of the Parties which will hinder, affect or delay performance of any or all of this Agreement by any of the Parties.  Force Majeure Event includes without limitation earthquakes, typhoons, floods, fires or other acts of God, wars, riots, strikes or any other similar event.

11.2        Upon occurrence of a Force Majeure Event, the Party encountering the Force Majeure Event will notify the other Party immediately and as soon as practicably possible, and provide the details of such event and the reason for failure or inability or delay to perform this Agreement within fifteen days in writing.  The Parties then will negotiate to extend or terminate this Agreement.

12.                               SCHEDULES

Each of the schedules attached hereto is an integral part of and has the same effect with this Agreement.

13.                               COUNTERPARTS

This Agreement is in Chinese in four originals, two for each Party.  Each original has the same effect.

14.                               MISCELLANEOUS

14.1        Any amendment to this Agreement will be subject to agreement of the Parties in writing.

14.2        Any notice provided under this Agreement will be made in writing.  Any change of the address, telephone or facsimile number of any Party will be promptly notified to the other Party.  If any Party fails to do so, the other Party may deliver the notice to the latest address, telephone or facsimile number of such Party known to it.

(Remaining left blank)

(Signature page)

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date and in the place first written above.

Party A: /s/ Beijing Yisheng Leju Information Services Co., Ltd.

Party B: /s/ Beijing Baidu Netcom Science and Technology Co., Ltd.

Power of Attorney and Undertaking Letter

To:                             Beijing Baidu Netcom Science and Technology Co., Ltd. (the “Company’)

The undersigned hereby authorizes Beijing Yisheng Leju Information Services Co., Ltd. (the “Attorney”) with the irrevocable authority and makes undertaking to the Company, each as follows:

1.                                      The Attorney is authorized to sign the Further Strategic Cooperation Framework Agreement attached hereto (the “Agreement”) on behalf of the undersigned and, once the Agreement is executed and effective, the undersigned undertakes collectively as Party A in the Agreement to acknowledge and accept all rights and obligations under this Agreement, and jointly perform all of the rights and obligations for Party A under this Agreement.

2                                         The Attorney is authorized to arrange each of the payments provided under the Agreement payable to the Company, the details of which will be set forth in the payment certificate provided to the Company from the Attorney.  Upon receipt of such payment, the Company will issue equivalent invoice to the paying party.

3.                                      The Attorney is authorized to negotiate, agree upon and sign any amendment or change to this Agreement, and the Agreement so amended, changed and executed by the Attorney will be accepted and acknowledged by and have binding effect upon the undersigned.

4.                                      This Power of Attorney is effective upon signature of the undersigned as of June 2011.

Signed by

(1)	/s/ Beijing Yisheng Leju Advertising Co., Ltd.

(2)	/s/ Shanghai Xiangju Information Technology Development Co., Ltd.

(3)	/s/ Tianjin Yisheng Leju Advertising Co., Ltd.

(4)	/s/ Chongqing Ruiju Advertising Co., Ltd.

(5)	/s/ Suzhou Yisheng Leju Network Information Co., Ltd.

(6)	/s/ Shanghai Lerong Information Technology Co., Ltd.

(7)	/s/ Guangzhou Leyiju Information Technology Co., Ltd.

(8)	/s/ Hangzhou Yisheng Leju Advertising Co., Ltd.

(9)	/s/ Nanjing Xinsidi Advertising Co., Ltd.

(10)	/s/ Wuhan Yisheng Leju Advertising Co., Ltd.

(11)	/s/ Shenzhen Xinle Wuxian Information Consulting Co., Ltd.

(12)	/s/ Chengdu Yisheng Leju Advertising Co., Ltd.

(13)	/s/ Shenyang Yisheng Ruiju Media Co., Ltd.

(14)	/s/ Beijing Zhongfang Yanxie Information Services Co., Ltd.

(15)	/s/ Beijing Zhongfang Yanxie Technology Services Co., Ltd.

(16)	/s/ Beijing Letian Times Advertising Co., Ltd.

(17)	/s/ Hainan Leju Tourism Real Estate Information Services Co., Ltd.

(18)	/s/ Beijing Yisheng Leju Network Technology Co., Ltd.

(19)	/s/ Changsha Yisheng Leju Advertising Co., Ltd.

(20)	/s/ Dalian Yisheng Leju Advertising Co., Ltd.

(21)	/s/ Wuxi Yisheng Leju Network Information Technology Co., Ltd.

(22)	/s/ Hainan Zhongfang Information Technology Co., Ltd.

(23)	/s/ Shenzhen Fangyou Software Technology Co., Ltd.

(24)	/s/ Guangzhou Jicheng Residential Property Complements Co., Ltd.

(25)	/s/ Guangzhou Fangshang Software Technology Co., Ltd.

(26)	/s/ Shanghai CRIC Information Technology Co., Ltd.

(27)	/s/ Shanghai Dehu Public Relation Consulting Co., Ltd.

Agreed and accepted by

/s/ Beijing Baidu Netcom Science and Technology Co., Ltd.

Payment Certificate

Party A:	[Paying Party]

Party B:	Beijing Yisheng Leju Information Services Co., Ltd. (“Leju”)
Address:	806-810, Ideal International Plaza, 58 Beisihuan Xilu, Haidian District, Beijing
Contact:	WU Yuzhao
E-mail:	yuzhao@leju.com
Telephone:	18611666811

In accordance with the terms under the Power of Attorney, Party B and Beijing Baidu Netcom Science and Technology Co., Ltd. have entered into a [   ] (the “Agreement”), whereby it will conduct cooperation regarding [    ] with Baidu and make payment to Beijing Baidu Netcom Science and Technology Co., Ltd. pursuant to the Agreement.

Party A and Party B agree as follows through negotiations on [   ]:

1.                                      Party A agrees to arrangement of payment by Party B pursuant to the Power of Attorney.

2.                                      Party B, on behalf of Party A, will pay to Beijing Baidu Netcom Science and Technology Co., Ltd. RMB[   ].  The invoice will be issued to the full name of Party A as the payer.

3.                                      Upon issue of this Payment Certificate, the payment received by Beijing Baidu Netcom Science and Technology Co., Ltd. will be deemed as payment from Party A.

4.                                      Any and all economic and tax disputes arising from the payment between Party A and Party B will be resolved by Party A and Party B, without any liability on Beijing Baidu Netcom Science and Technology Co., Ltd.

Party A:   /s/ Company Seal

Party B:   /s/ Beijing Yisheng Leju Information Services Co., Ltd.